SERVICE CONTRACT
(Administrative and Agency Services Only)
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WITH RESPECT TO FIRST FUNDS (THE TRUST):CLASS II SHARES OF:
( ) Growth & Income Portfolio
( ) Bond Portfolio
( ) U.S. Treasury Money Market Portfolio
( ) U.S. Government Money Market Portfolio
( ) Municipal Money Market Portfolio
( ) Cash Reserve Portfolio
( ) Tennessee Tax-Free Portfolio
( ) Intermediate Bond Portfolio
( ) Capital Appreciation Portfolio

CLASS III SHARES OF:
( ) Growth & Income Portfolio
( ) Bond Portfolio
( ) Tennessee Tax-Free Portfolio
( ) Intermediate Bond Portfolio
( ) Capital Appreciation Portfolio

Class IV shares of:
() Growth & Income Portfolio
() Tennessee Tax-Free Portfolio
() Capital Appreciation Porfolio(each Class II,III  or IV Portfolios)

To First Funds: We desire to enter into a Contract with you for activities in connection with the servicing of beneficial owners of Class II and III shares of each Portfolio of the Trust noted above.

THE TERMS AND CONDITIONS OF THIS CONTRACT ARE AS FOLLOWS:

1. We shall provide services for our clients who beneficially own Class II, III or IV Portfolio shares (Clients), which services may include, but are not limited to: maintaining account records; answering questions and handling correspondence; handling the transmission of funds representing the purchase price or redemption proceeds; issuing confirmations for transactions; assisting customers in completing application forms; communicating with the transfer agent; providing account maintenance and account level support; and providing such other information and services as you or our Clients reasonably may request, as long as these requests are not intended to result in the sale of shares.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services related to Class II,III or IV Portfolio shares to Clients.

3. We agree to indemnify and hold you, the Trustees of the Trust, and the Trust's adviser and transfer agent harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of Class II,III or IV Portfolio shares of the Trust. Such indemnification shall survive the termination of this Contract.

    Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Class II, III or IV Portfolio shares except those contained in the then current Prospectus, and which are consistent with our capabilities under applicable law; and we shall have no authority to act as agent for the Trust or for you in making such representations or otherwise.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall pay to us, with respect to the Class II, III or IV Portfolio shares of our Clients, fees at an annual rate as set forth in the accompanying fee schedule. We understand that the payment of such fees has been authorized pursuant to Shareholder Services Plans (each a Class II, III or IVPlan) approved by the Board of Trustees of the Trust, and those Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of each Class II, III or IV Plan or in any agreements related to each Class II,III or IV Plan (Independent Trustees), that such fees will be paid from each Class II, III or IV Portfolio, or any other source available to you; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect.

5. We agree to conduct our activities in accordance with any applicable federal or state laws, including securities laws and any obligation thereunder to disclose to our Clients the receipt of fees in connection with their beneficial ownership of shares of each Class II, III or IV Portfolio. We represent that any compensation payable to us in connection with the investment of customers' assets in Class II,III or IV of each Portfolio (a) will be disclosed by us to our customers, (b) will be authorized by our customers, and (c) will not result in an excessive fee payable to us.

6. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of each Class II,III or IV Portfolio.

7. This Contract shall continue in force for one year from the effective date of the Class II,III or IV Plan, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination with respect to any Class II,III or IV Portfolio without penalty at any time if a majority of the Trust's Independent Trustees vote to terminate or not to continue each Class II,III or IV Plan. This Contract may also be terminated by us, for any reason, upon 15 days' written notice to you. Notwithstanding anything contained herein, in the event that one or more of the Class II,III or IV Plans shall terminate or we shall fail to perform the recordkeeping and client servicing functions contemplated by this Contract, such determination to be made in good faith by the Trust or you, this Contract is terminable effective upon receipt of notice thereof by us. This Contract will also terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940).

8. All communications to you shall be sent to you in writing or by facsimile at your offices, Attention: ALPS Mutual Funds Services, Inc., 370 Seventeenth Street, Suite 3100, Denver, CO 80202. Any notice to us shall be duly given if mailed, telegraphed or facsimiled to us at the address shown in this Contract.

9. The Contract shall be construed in accordance with the laws of the State of Colorado.








10. We acknowledge receipt of notice of the limitation of shareholder and Trustee liability as set forth in the Declaration of Trust of the Trust

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    and agree that the obligations assumed by the Trust under this contract shall be limited in all cases to the assets of Class II,III or IV of the applicable Portfolio.



Very truly yours,



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Name of Shareholder Servicing Agent (Please Print or Type )



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Street                      City                   State               Zip Code



By
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Authorized Signature                              Title
Its:
    -------------------------------------

Date:
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NOTE: Please return two signed copies of this Service Contract to First Funds.
      Upon acceptance, one countersigned copy will be returned to you.




FIRST FUNDS:



By
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Authorized Signature
Its:
    ----------------------------------------

Date:
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FEE SCHEDULE FOR AGENCY INSTITUTIONS OR
QUALIFIED RECIPIENTS OF
First Funds: Class II,III and IV Shares
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Those who have signed the Service Contract and who render administrative support and recordkeeping services as described therein, will hereafter be referred to as "Agency Institutions or Qualified Recipients."


Qualified Recipients who perform administrative support and recordkeeping services on behalf of holders of Class II,III or IV shares in accordance with the terms of the Service Contract, will earn a monthly fee at the annualized rate set forth below of the average aggregate net assets of their clients invested in the Portfolio(s) according to the following schedule:



Class II Portfolio                                       Compensation
------------------                                       ------------
Growth & Income                                              .25%
Bond                                                         .25%
U.S. Treasury Money Market                                   .25%
U.S. Government Money Market                                 .25%
Municipal Money Market                                       .25%
Cash Reserve                                                 .25%
Tennessee Tax-Free                                           .10%
Intermediate Bond                                            .25%
Capital Appreciation                                         .25%

Class III Portfolio                                     Compensation
-------------------                                     ------------
Growth & Income                                              .25%
Bond                                                         .25%
Tennessee Tax-Free                                              0
Intermediate Bond                                            .25%
Capital Appreciation                                         .25%

Class IV Portfolio                                     Compensation
------------------                                     ------------
Growth & Income                                              .25%
Tennessee Tax-Free                                           .10%
Capital Appreciation                                         .25%


The fees paid to each Qualified Recipient will be calculated and paid monthly.